EXHIBIT 99


    Heartland Bancshares, Inc.\IN(HRTB), announced today the commencement of full service banking at its main office facility in Franklin, Indiana, by its wholly owned subsidiary, Heartland Community Bank. It is anticipated that a branch location in Greenwood, Indiana will be opened in a temporary facility early in 1998. Construction of the permanent Greenwood facility has commenced and is expected to be completed during the spring of 1998. Heartland is a full service commercial bank serving the citizens and organizations of Johnson County, Indiana.


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